UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 31, 2014

Date of Report (date of earliest event reported)

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

TransEnterix, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended, on March 31, 2014 (the “Amendment”). The Amendment was filed to amend the Amended and Restated Certificate of Incorporation to reflect a reverse stock split of the Company’s common stock, par value $0.001 per share that had been approved by a majority of its stockholders and designated and approved by the Board of Directors. Pursuant to the reverse stock split, at the effective time each five (5) shares of common stock issued and outstanding were combined into one (1) validly issued, fully paid and nonassessable share of common stock. The Amendment provides that no fractional shares will be issued; the Company shall pay in cash the fair value of such fractional shares upon the consummation of the reverse stock split.

The Amendment is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

The Company’s common stock is listed for trading on the OTC Bulletin Board. Concurrently with the effectiveness of the reverse stock split, a “D” will be appended to the Company’s trading symbol, TRXC, which will be removed twenty business days after the effective date of the reverse stock split.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of TransEnterix, Inc., filed with the Secretary of the State of Delaware on, March 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: April 1, 2014	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer